UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2014

Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631

(Address of principal executive offices)

(Registrant’s telephone number, including area code):

(773) 628-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2014, Littelfuse, Inc. (the “Company”) entered into new change of control agreements, effective as of January 1, 2015, with each of its named executive officers (“NEOs”): (i) Mr. Gordon Hunter, Chairman of the Board of Directors (the “Board”), President and Chief Executive Officer, (ii) Mr. Philip G. Franklin, Senior Vice President and Chief Financial Officer, (iii) Mr. David W. Heinzmann, Chief Operating Officer, (iv) Mr. Ryan K. Stafford, Senior Vice President and Chief Legal and Human Resources Officer and (v) Mr. Dieter Roeder, Vice President and General Manager of the Automotive Business Unit.

All of the NEOs have prior change of control agreements, which by their terms expire on December 31, 2014, that contain substantially the same material terms and conditions. The material terms and conditions of the new change of control agreements, which are attached hereto, are set forth below.

If a change of control occurs at any time on or before December 31, 2017, the Company has agreed to continue to retain the services of Messrs. Hunter, Franklin, Heinzmann, Stafford and Roeder, and each of them has agreed to remain in our service, for two years after the occurrence of the change of control (the “Service Period”). During the Service Period, the Company will provide them with: (i) monthly base salary that is no less than the highest monthly base salary provided to them during the twelve months prior to the change of control, (ii) fringe benefits, reimbursement of business expenses, paid vacation time and office support at levels no less than provided to them during the 120 days prior to the change of control, (iii) annual bonuses that shall be the greater of (a) the average of the NEO’s annual bonus for the three years prior to the change of control or (b) the target bonus amount applicable to the NEO for the fiscal year in which the change of control occurs, and (iv) health and welfare benefits and incentive, savings and retirement opportunities generally no less favorable, in the aggregate, than the plans in effect during the 120 days prior to the change of control or those provided after the change of control to other peer executives of the Company if more favorable.

Under the agreements, a “change of control” is triggered upon (i) certain acquisitions by any person becoming the beneficial owner of more than 50% of our outstanding stock or of the total voting power of our outstanding securities, (ii) the replacement of a majority of the members of the Board during a 12-month period by directors whose appointment or election was not previously endorsed by a majority of the Board, (iii) persons acquiring ownership of 30% or more of the total voting power of our outstanding securities during a 12-month period or (iv) certain acquisitions of at least 40% of our assets during a 12-month period.

In the event that the Company terminates the service of Messrs. Hunter, Franklin, Heinzmann, Stafford or Roeder during the Service Period other than for cause, death or disability, or if any of them terminate their service for good reason, they will be entitled to the following payments and benefits in addition to certain accrued amounts:

(1)     a lump sum payment equal to two times (three times in the case of Mr. Hunter) his annual base salary and the greater of: (i) the average of the NEO’s annual bonus for the three years prior to termination from service or (ii) the target bonus amount applicable to the NEO for the fiscal year in which the termination occurs;

(2)     a pro-rata amount equal to the greatest of such NEO’s (i) target annual bonus for the fiscal year in which the termination occurs, (ii) annual bonus for the year in which the termination occurs based on performance through the termination date or (iii) average annual bonus for the last three fiscal years for the three years prior to the termination date;

(3)     during the two years following termination, reimbursement of the premium cost in excess of the normal active employee rate for his peer group to continue group medical benefits for him and his family under COBRA (or reimbursements of excess individual insurance policy costs, if COBRA is not available, such as in Mr. Roeder's case) plus any tax gross-up attributable to this amount;

(4)     for a period of up to two years after termination, or until the NEO accepts employment with any third party if earlier, reasonable outplacement services to the NEO for the purpose of assisting him with finding new employment;

(5)     any option or right granted to the NEO under any of our equity-based plans will be exercisable by the NEO until the earlier of the date on which the option or right terminates in accordance with the terms of its grant or the expiration of 12 months after the date of termination; and

(6)     the payment or provision of other amounts or benefits required to be paid under any of our plans, programs, policies, practices, contracts or agreements.

In addition to the above additional benefits and payments, the NEO will no longer be bound by any non-compete agreements. In addition, Mr. Hunter continues to be entitled to any Internal Revenue Code 409A severance payments that may be owed to him by the Company pursuant to his Amended and Restated Employment Agreement, dated December 31, 2007. For Mr. Roeder, he will receive, as to each benefit, the better of any change in control benefits under his employment agreement and the benefits under his change in control agreement, as long as there is no duplication of benefits.

For purposes of the agreements, “cause” means (i) the willful and continued failure by the NEO to substantially perform his duties (other than due to physical or mental illness), after a written demand for substantial performance is delivered by the Board specifically identifying the manner in which the Board believes that the NEO has not substantially performed his duties and such failure is not cured within 60 calendar days after receipt of such written demand or (ii) the willful engagement by the NEO in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

Good reason” means (i) the NEO is not elected to, or is removed from, any elected office that the NEO held immediately prior to a change of control, (ii) the assignment to the NEO of any duties materially inconsistent in any respect with the NEO’s position, authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, other than isolated, insubstantial and inadvertent actions not occurring in bad faith which are remedied, (iii) any failure by the Company to comply with any of the provisions of the change of control agreement other than certain isolated, insubstantial and inadvertent failures not occurring in bad faith which are remedied, (iv) requiring the NEO to travel on business to a substantially greater extent than required immediately prior to the change of control or (v) any purported termination of the NEO’s service other than as expressly permitted under the agreements, in all cases so long as the NEO provides at least 90 days’ notice and allows the Company at least 30 days to cure.

If the NEO’s service is terminated by reason of his death or disability during the Service Period, in addition to any accrued amounts due to the NEO for services prior to separation, the Company will pay to the NEO or his legal representative: (i) a pro-rata amount equal to the greatest of such NEO’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the termination date or (c) average annual bonus for the last three fiscal years for the three years prior to the termination date, plus (ii) any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements. These other benefits include, in the case of death, benefits at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of peer executives and, in the case of disability, disability and other benefits at least equal to the most favorable of those generally provided by the Company to disabled NEOs and/or their families. “Disability” generally means the inability to engage in substantial gainful activity or receipt of income replacement benefits under our (or our subsidiary’s) accident and health plan for at least 3 months, in either case, because of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months.

If the NEO is terminated voluntarily without good reason during the Service Period, the Company will pay to the NEO any accrued amounts due to the NEO for services prior to termination, plus: (i) a pro-rata amount equal to the greatest of such NEO’s (a) target annual bonus for the fiscal year in which the termination occurs, (b) annual bonus for the year in which the termination occurs based on performance through the termination date or (c) average annual bonus for the last three fiscal years for the three years prior to the termination date, and (ii) any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements. If the NEO is terminated for cause during the Service Period, the Company will pay to the NEO any accrued but unpaid base salary due to the NEO for services prior to termination, plus any other amounts or benefits required to be paid or provided or which the NEO is eligible to receive under any of our plans, programs, policies, practices, contracts or agreements.

This description of the Change of Control Agreements does not purport to be complete and is qualified in its entirety by reference to Change of Control Agreements, each of which is filed with this Current Report as Exhibits 10.1 through 10.5.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description of Exhibit
10.1	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and Gordon Hunter.

10.2	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and Philip G. Franklin.

10.3	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and David W. Heinzmann.

10.4	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and Dieter Roeder.

10.5	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and Ryan K. Stafford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)

By:	/s/ Philip G. Franklin
Philip G. Franklin
Senior Vice President and Chief Financial Officer

Date: December 16, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and Gordon Hunter.

10.2	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and Philip G. Franklin.

10.3	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and David W. Heinzmann.

10.4	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and Dieter Roeder.

10.5	Change of Control Agreement effective as of January 1, 2015, between Littelfuse, Inc., and Ryan K. Stafford.